STRATEGIC CAPITAL RESOURCES, INC. ANNOUNCES
FILING OF A SCHEDULE 13E-3 AND PRELIMINARY INFORMATION
STATEMENT CONCERNING PROPOSED “GOING PRIVATE” TRANSACTION

Boca Raton, Florida — October 28, 2003 — Strategic Capital Resources, Inc. (“Company”) (OTC: SCPI) announced today that it has filed a Schedule 13E-3 and preliminary information statement concerning a proposed “going private” transaction with the U.S. Securities and Exchange Commission (“Commission”).

             If such transaction is effected, of which no assurances are given, all of the shareholders of the Company, other than the Company’s principal, majority shareholders and certain members of management and related persons and entities, as of a to-be established record date, will receive $25 cash per share (pro-rata portion thereof as to fractional shares) for their Company common stock.

             Shareholders who oppose the transaction will be entitled to appraisal rights in accordance with applicable Florida law.

             The above-described transaction is subject to the review of the Commission, and no assurances are given that such transaction will be effected.

             This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements are not guarantees of future performance. Such statements are subject to risks and uncertainties and other factors as may be discussed from time to time in the Company’s filings with the Commission, press releases and verbal statements that may be made by our officers, directors or employees on our behalf which could cause actual results to differ materially from those discussed in the forward looking statements and from historical results of operations. The Company assumes no responsibility to update any of the forward-looking statements contained in this release.

Company Investor Relations:	Investor Relations Department
Strategic Capital Resources, Inc.
7900 Glades Road, Suite 610
Boca Raton, Florida 33434
Telephone: 561-558-0165
Telecopier: 561-558-1092
Email: jjfn@earthlink.net

4